HEATWURX ANNOUNCES LETTER OF INTENT WITH PROMET THERAPEUTICS, LLC RELATING TO A REVERSE MERGER

Heatwurx, Inc. (OTCQB: HUWX) (“Heatwurx”) (July 17,2017) today announced that it has entered into a non-binding letter of intent (“LOI”) to  engage in a reverse merger (“Merger”) with Promet Therapeutics, LLC (“Promet”).

Promet is a clinical stage biotechnology company that develops drug products to treat patients who have suboptimal or no treatment alternatives (i.e., patients with a high unmet therapeutic need).

As contemplated by the LOI, upon completion of the Merger, Promet equity holders as a group and Heatwurx shareholders as a group would own 90% and 10%, respectively, of the combined company before giving effect to any securities which may be issued in connection with financing activities.

After closing (the “Closing”) of the anticipated Merger, Promet would become a wholly owned subsidiary of Heatwurx, and Heatwurx, as the surviving company, would be renamed “Promet Pharmaceuticals, Inc.” or another comparable name satisfactory to Promet. The common stock of the combined company would continue to trade on otcmarkets.com and the post-Merger company will apply for a new symbol to reflect the name change and new business focus.

The parties intend to raise at least $8 million in a private equity placement (the “Placement”) to accredited investors, as that term is defined under federal securities laws.

Completion of the Merger is subject to the negotiation of a definitive agreement and related documentation, approval of the Merger by Heatwurx's Board of Directors, obtaining audited Promet financial statements, regulatory approvals and satisfaction of other conditions that are to be negotiated as part of the Merger Agreement including the conversion of about $2 million of outstanding Heatwurx  debt in exchange for approximately 10 million shares of  Heatwurx common stock and the payment or other satisfaction of all Heatwurx liabilities prior to closing of the transaction. The parties anticipate that in connection with the Merger, the shares of Heatwurx will be combined in a reverse split that may range from 1 new share for every existing 7 shares to 1 new share for every existing 10 shares.  After the reverse split but before giving effect to the Placement, Heatwurx stockholders as a group will continue to retain roughly 10% of Heatwurx as of the Closing.

Assuming Heatwurx and Promet enter into a definitive agreement, the parties expect that the Merger can be completed in the third quarter of 2017. No assurance can be given that a definitive agreement will be entered into, that the proposed Merger will be consummated, or that the combined company will be able to obtain adequate funds needed to fund its business plan.

Heatwurx CEO John McGrain added, "we believe that a merger with Promet is the best option for our company and may offer substantial value to shareholders as Promet advances its business plan.”

Boustead Securities, a FINRA registered broker-dealer assisting middle market private and public companies in all areas of capital markets formation, is acting as adviser to the parties in connection with the Merger.

About Heatwurx

Heatwurx, Inc., is an asphalt repair equipment and technology company. The Company has developed and licensed a patent portfolio surrounding hot-in-place recycling processes that corrects surface distresses within over three inches of existing pavement. The company has also developed and been awarded patents surrounding a vehicle based sensor application that identifies and geographically pinpoints the location of a pothole, uploads to a database, and transmits the information to various end users. Heatwurx intends to list the patent portfolio for sale during the proposed merger transaction.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "proposes" or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should," "would," "could" and similar expressions or the negative versions thereof and which also may be identified by their context, such as references to "products under development". All statements that address operating performance or events or developments that Heatwurx expects or anticipates will occur in the future, such as negotiating and entering into a definitive merger agreement, closing of the Merger, attempting to raise additional private placement funds, are forward-looking statements. While management has based any forward looking statements included in this release on its current expectations, we will operate in a complex and changing domestic and international competitive environment where new and unanticipated risks may arise, and consequently the information on which such expectations were based, such as expectations of Heatwurx’ s ability accurately to estimate expenses and cash utilization relating to the Merger and post-Merger operations, the ability to raise additional funds when necessary in the future; risks related to research and development activities; the projected size of the potential market for Promet’s licensed and internally developed products; unexpected new data, safety and technical issues; regulatory and market developments impacting the pharmaceutical industry; competition; and market conditions, timing of planned and anticipated product deliveries or product introductions, may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors. Following the Merger, should it occur, we expect to include more information from time to time on potential factors that could affect Heatwurx’ s financial results in Heatwurx’ s filings and reports with the Securities and Exchange Commission. We urge you to consider the substantial risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise.

CONTACT:

Chris Bragg at 626-201-0702.